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                                                                    Exhibit 23.1




Deloitte &
  Touche       -----------------------------------------------------------------
               Certified Public Accountants  Deloitte & Touch LLP
                                             Suite 900
                                             1645 Palm Beach Lakes Boulevard
                                             West Palm Beach, Florida 33401-2221
                                             Telephone: (561) 687-4000
                                             Facsimile: (561) 687-4061





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-46506 of Dycom Industries, Inc. on Form S-8 and Registration No. 333-72931 of Dycom Industries, Inc. on Form S-8 of our report dated August 30, 1999 appearing in this Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 31, 1999.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Certified Public Accountants
West Palm Beach, Florida


October 4, 1999